CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
5.75% Subordinated Notes due October 1, 2024	$75,000,000	$9,660

(1)	The filing fee is calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended

Filed pursuant to Rule 424(b)(2)
Registration Statement No. 333-198466

Prospectus Supplement

To the Prospectus Dated August 29, 2014

$75,000,000 Subordinated Notes

5.75% Subordinated Notes due October 1, 2024

We are offering $75,000,000 principal amount of our 5.75% subordinated notes due October 1, 2024, which we refer to as the notes. The notes will mature on October 1, 2024 and bear interest at 5.75% per annum, payable semi-annually in arrears on April 1 and October 1 of each year, commencing on April 1, 2015. The notes will not be redeemable by us prior to maturity unless certain special events occur as described under “Description of the Notes — Redemption Upon Special Events” in this prospectus supplement. There is no sinking fund for the notes. The notes will not be convertible or exchangeable.

The notes are unsecured and will rank equally with all other unsecured subordinated indebtedness currently outstanding or issued in the future. The notes will be subordinated in right of payment to all of our senior indebtedness and other specified company obligations. The notes will be structurally subordinate to all of our subsidiaries’ existing and future indebtedness, including the deposit obligations of our subsidiary bank. The notes are obligations of United Financial Bancorp, Inc. only and are not obligations of, and are not guaranteed by, any of our subsidiaries.

The notes will not be listed on any securities exchange. Currently, there is no public trading market for the notes.

	Per Note(1)	Total
Public offering price	100.00%	$75,000,000
Underwriting discount	1.25%	$937,500
Proceeds to us, before expenses	98.75%	$74,062,500

(1)	Plus accrued interest, if any, from the original issue date.

The underwriter expects to deliver the notes to purchasers in book-entry form through the facilities of The Depository Trust Company, or DTC, and its direct participants, against payment therefore in immediately available funds, on or about September 23, 2014.

Investing in the notes involves risks. Please carefully read the “Risk Factors” beginning on page S-13 of this prospectus supplement and on page 7 of the accompanying base prospectus for a discussion of certain factors that you should consider before making your investment decision.

Neither the Securities and Exchange Commission, or SEC, nor any other regulatory body has approved or disapproved of the notes or determined if this prospectus supplement and the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposits, savings accounts, or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, or FDIC, or any other governmental agency.

SANDLER O’NEILL + PARTNERS, L.P.

The date of this prospectus is September 18, 2014

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus and any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We have not, and Sandler O’Neill & Partners, L.P., or Sandler O’Neill, has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Sandler O’Neill is not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein, or any free writing prospectus we have authorized for use in connection with this offering is accurate as of their respective dates. Our business, financial condition, results of operations, and prospects may have changed since those dates. This prospectus supplement supersedes the accompanying base prospectus to the extent it contains information that is different from or in addition to the information in that base prospectus. If the description of the offering varies between any free writing prospectus we have authorized for use in connection with this offering and this prospectus supplement, you should rely on the information in such free writing prospectus.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering, and updates and adds to the information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part is the accompanying base prospectus, which provides more general information about us and other securities we may offer from time to time, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying base prospectus, together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.” Generally, when we refer to this “prospectus” we mean this prospectus supplement together with the accompanying base prospectus.

We and the underwriter are offering to sell, and seeking offers to buy, the notes only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying base prospectus and the offering of the notes in certain jurisdictions may be restricted by law. We and the underwriter require persons into whose possession this prospectus supplement and the accompanying base prospectus come to inform themselves about and to observe any applicable restrictions. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used for or in connection with, an offer to sell, or a solicitation of an offer to buy, any notes offered by this prospectus supplement and the accompanying base prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation, and this prospectus supplement and the accompanying base prospectus may not be delivered to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting” in this prospectus supplement.

In this prospectus supplement, unless otherwise expressly stated or the context otherwise requires, the terms “United,” “the company,” “we,” “our” and “us” refer to United Financial Bancorp, Inc. and its subsidiaries on a combined basis, and “United Bank” or “Bank” refer to United Bank, which is our principal subsidiary.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying base prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” or words or phases of similar meaning. We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements.

The following factors, among others, could cause our financial performance to differ materially from that expressed in such forward-looking statements:

•	The strength of the United States economy in general and the strength of the local economies in which we conduct operations;

•	Geopolitical conditions, including acts or threats of terrorism, or actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, which could affect business and economic conditions in the United States and abroad;

•	The effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, or the Federal Reserve;

•	Inflation, interest rate, market and monetary fluctuations;

•	The timely development of competitive new products and services and the acceptance of these products and services by new and existing customers;

•	The willingness of users to substitute competitors’ products and services for our products and services;

•	The impact of changes in financial services policies, laws and regulations, including laws, regulations and policies concerning taxes, banking, securities and insurance, and the application thereof by regulatory bodies;

•	The effect of changes in accounting policies and practices, as may be adopted from time to time by bank regulatory agencies, the Securities and Exchange Commission, or the SEC, the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters;

•	Technological changes;

•	The effect of acquisitions we may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions;

•	The growth and profitability of non-interest or fee income being less than expected;

•	Changes in the level of our non-performing assets and charge-offs;

•	Changes in consumer spending and savings habits; and

•	Unanticipated regulatory or judicial proceedings.

If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this prospectus supplement and the accompanying base prospectus, and in the information incorporated by reference herein and therein. Therefore, we caution you not to place undue reliance on our forward-looking information and statements. We will not update the forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained or incorporated by reference in this prospectus supplement or the accompanying base prospectus and may not contain all the information that you need to consider in making your investment decision. To understand this offering fully, you should read this prospectus supplement and the accompanying base prospectus carefully. You should carefully read the sections titled “Risk Factors” in this prospectus supplement and in the accompanying base prospectus and the documents identified in the section “Incorporation by Reference.”

The Company

United Financial Bancorp, Inc. is the holding company for United Bank, a full service financial services firm offering a complete line of commercial, business and consumer banking products and services to customers throughout Central Connecticut and Western Central Massachusetts.

On April 30, 2014, Rockville Financial, Inc. completed its merger with United Financial Bancorp, Inc., a Maryland corporation which we refer to as “Legacy United,” and changed its legal name to United Financial Bancorp, Inc. In connection with this merger, Rockville Bank, the principal asset and wholly-owned subsidiary of Rockville Financial, Inc., completed its merger with Legacy United’s banking subsidiary, United Bank, and changed its name to United Bank. The merger of the two banks completed a transformational merger of equals bringing together two financially strong, well-respected institutions and creating a leading New England bank with more than 50 branches in two states and over $5 billion in assets.

At June 30, 2014, we had totals assets of $5.2 billion, net loans of $3.7 billion and total deposits of $4.0 billion. At June 30, 2014, our nonperforming assets (consisting of non-performing loans and other real estate owned) were $22.3 million, or 0.4% of total assets. For the six months ended June 30, 2014, we had a net loss of $4.6 million, or $0.14 per diluted common share.

Our common stock is listed on the NASDAQ Global Select Market under the ticker symbol ‘‘UBNK.’’ Our principal executive offices are located at 45 Glastonbury Boulevard, Suite 200, Glastonbury, Connecticut 06033, and our telephone number at this location is (860) 291-3600. Our internet address is http://www.unitedfinancialinc.com. The reference to our website does not constitute incorporation by reference of the information contained on the website, which should not be considered part of this prospectus supplement or the accompanying base prospectus.

THE OFFERING

The following description contains basic information about the notes and this offering. This description is not complete and does not contain all of the information that you should consider before investing in the notes. For a more complete understanding of the notes, you should read “Description of the Notes” in this prospectus supplement as well as “Description of Debt Securities” in the accompanying base prospectus. To the extent the following information is inconsistent with the information in the accompanying base prospectus, you should rely on the following information. As used in this section, the terms “United,” the “company,” “we,” “our,” and “us” refer to United Financial Bancorp, Inc. and not to any of its subsidiaries.

Issuer	United Financial Bancorp, Inc.

Securities Offered	5.75% Subordinated Notes due October 1, 2024

Aggregate Principal Amount	$75,000,000

Maturity Date	October 1, 2024

Interest	5.75% per annum

Subordination; Ranking	The notes will be unsecured, subordinated and:

•	will rank junior in right of payment and upon our liquidation to our existing and all of our future senior indebtedness (as defined in the indenture and described below under “Description of the Notes” in this prospectus supplement);

•	will rank equally in right of payment and upon our liquidation with our existing and all of our future indebtedness the terms of which provide that such indebtedness ranks equally with promissory notes, bonds, debentures and other evidences of indebtedness of types that include the notes;

•	will rank senior in right of payment and upon our liquidation to any indebtedness the terms of which provide that such indebtedness ranks junior to promissory notes, bonds, debentures and other evidences of indebtedness of types that include the notes; and

•	will be structurally subordinated to any preferred stock, indebtedness and other liabilities of our existing and future subsidiaries.

As of June 30, 2014, we had $471.3 million of indebtedness that would have ranked senior in right of payment to the notes, no indebtedness that would have ranked equally with the notes, and $7.73 million of indebtedness that would have ranked junior to the notes.

Because we are a holding company, our cash flows and, consequently, our ability to pay and discharge our obligations, including the principal of, and premium, if any, and interest on, our debt securities, including the notes, depends on the dividends paid and distributions and other payments made to us by our subsidiaries, and funds we obtain from our corporate borrowings or by selling our securities. Accordingly, our right to receive any payments or assets of our subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the notes to participate in the proceeds of those payments or assets, will be structurally subordinated to the claims of our subsidiaries’ respective creditors and any preferred equity holders. As of June 30, 2014, United Bank and our other subsidiaries had outstanding indebtedness, total deposits and other liabilities of $4.5 billion, excluding intercompany liabilities. For more information, see “Description of the Notes—Subordination of the Notes” in this prospectus supplement.

Redemption Upon Certain Events	The notes may not be redeemed prior to maturity, except that at any time from the original issue date, subject to obtaining the prior approval of the Federal Reserve, to the extent such approval is then required in order for the notes to qualify as Tier 2 capital under the rules and guidelines of the Federal Reserve, we may redeem the notes, at our option, at any time in whole or in part, if (1) one or more specified tax events occur that result in more than an insubstantial risk that interest on the notes is or will not be deductible by us; (2) one or more specified Tier 2 capital events occur that result in the notes not constituting Tier 2 capital; or (3) we are required to register as an investment company under the Investment Company Act of 1940, as amended, in each case, at a redemption price equal to the principal amount of the notes redeemed plus accrued and unpaid interest on such notes to, but not including, the redemption date. For more information, see “Description of the Notes—Redemption Upon Special Events” in this prospectus supplement.

Events of Default	The notes will contain customary payment, covenant and insolvency events of default. The trustee and the holders of the notes may not accelerate the maturity of the notes upon the occurrence of any payment or covenant event of default. However, if an insolvency-related event of default with respect to us occurs, the principal of, and accrued and unpaid interest on, the notes will become immediately due and payable without any action of the trustee or the holders of the notes. In the event of such an acceleration of the maturity of the notes, all of our obligations to holders of our senior indebtedness will be entitled to be paid in full before any payment or distribution, whether in cash, securities or other property, can be made on account of the principal of, or interest on, the notes. See “Description of the Notes—Events of Default; Limitation on Suits” in this prospectus supplement.

No Guarantees	The notes will not be guaranteed by any of our subsidiaries.

Denomination; Form

The notes will be issued only in fully registered form without coupons, in minimum denominations of $1,000 and integral multiples thereof of $1,000. The notes will be evidenced by a global note deposited with the trustee for the notes, as custodian for The Depository Trust Company, or DTC. Beneficial interests in the global note will be shown on, and transfers of those beneficial interests can only be made through, records maintained by DTC and its participants. See “Description of the Notes—General” and “—Clearance and Settlement.”

Further Issuances	We may from time to time, without notice to or the consent of the holders of the notes, create and issue additional debt securities having the same terms (other than the original issuance date and, in some cases, the offering price, the initial interest accrual date and the initial interest payment date) as and ranking equally and ratably with the notes offered by this prospectus supplement. If issued, any additional debt securities will become part of the same series as the notes offered by this prospectus supplement.

Use of Proceeds	We estimate that the net proceeds of this offering will be approximately $73.8 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We expect to use the net proceeds from this offering for general corporate purposes, which may include:

•	refinancing, reducing or repaying debt;

•	repurchasing outstanding common stock;

•	investments in United Bank and our other subsidiaries as regulatory capital;

•	financing possible investments or acquisitions;

•	expansion of the business;

•	investments at the holding company level;

•	working capital; and

•	capital expenditures.

We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. For additional details, see “Use of Proceeds” below.

Risk Factors	Investing in the notes involves risks. Please refer to “Risk Factors” beginning on page S-13 of this prospectus supplement and “Risk Factors” on page 7 of the accompanying base prospectus.

Trustee	Wilmington Trust, National Association

Listing	The notes will not be listed on any national securities exchange or included in any automated dealer quotation system. Currently, there is no market for the notes, and there can be no assurances that any public market for the notes will develop.

Governing Law	The indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following tables summarize our consolidated financial data for the periods presented. The summary consolidated financial data at December 31, 2013 and 2012 and for the years ended December 31, 2013, 2012 and 2011 have been derived from our audited consolidated financial statements, which are incorporated by reference herein. The summary consolidated financial data at December 31, 2011, 2010 and 2009 have been derived from our audited consolidated financial statements, which are not incorporated by reference herein. The summary consolidated financial data at June 30, 2014 and for the six months ended June 30, 2014 and 2013 have been derived from our unaudited consolidated financial statements, which are incorporated by reference herein. The summary consolidated financial data at June 30, 2013 have been derived from our unaudited consolidated financial statements, which are not incorporated by reference herein. These unaudited consolidated financial statements have been prepared on a basis consistent with our audited consolidated financial statements. In the opinion of management, the unaudited consolidated financial data reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair statement of the results for those periods. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year or any future period. Historical results are not necessarily indicative of the results to be expected in the future. You should read the following summary consolidated financial data in conjunction with our consolidated financial statements and related notes, as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operation” included in our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

	For the Six Months Ended June 30,		For the Years Ended December 31,
(Dollars in thousands, except per share amounts)	2014	2013	2013	2012(1)	2011	2010(2)	2009(2)
Selected Operating Data:
Interest and dividend income	$60,469	$38,269	$77,517	$77,952	$75,580	$75,699	$76,062
Interest expense	6,682	5,061	10,460	10,944	17,471	22,161	29,775
Net interest income	53,787	33,208	67,057	67,008	58,109	53,538	46,287
Provision for loan losses	2,530	794	2,046	3,587	3,021	4,109	1,961
Net interest income after provision for loan losses	51,257	32,414	65,011	63,421	55,088	49,429	44,326
Non-interest income	9,528	8,992	17,051	14,707	14,759	9,404	6,972
Non-interest expense	64,434	30,528	62,466	55,696	59,016	39,850	36,631
(Loss) income before income taxes	(3,649)	10,878	19,596	22,432	10,831	18,983	14,667
Income tax expense	975	3,028	5,369	6,635	3,739	6,732	4,935

Net (loss) income	$(4,624)	$7,850	$14,227	$15,797	$7,092	$12,251	$9,732

Earnings (loss) per share:
Basic	$(0.14)	$0.29	$0.55	$0.57	$0.25	$0.44	$0.35

Diluted	$(0.14)	$0.29	$0.54	$0.56	$0.25	$0.44	$0.35

Dividends per share	$0.20	$0.20	$0.40	$0.52	$0.27	$0.245	$0.132

(1)	Dividends per share included a $0.16 special dividend in the fourth quarter of 2012.
(2)	Earnings and dividends per share data related to years ended prior to the date of completion of the conversion (March 3, 2011) have been restated to give retroactive recognition to the exchange ratio applied in the conversion (1.5167).

	At June 30,		At December 31,
	2014	2013	2013	2012	2011	2010	2009
(In thousands)
Selected Financial Condition Data:
Total assets	$5,159,478	$2,183,138	$2,301,615	$1,998,799	$1,749,872	$1,678,073	$1,571,134
Available for sale securities	952,033	350,571	404,903	241,389	151,237	125,447	102,751
Held to maturity securities	15,761	4,555	13,830	6,084	9,506	13,679	19,074
Federal Home Loan Bank stock	30,419	15,053	15,053	15,867	17,007	17,007	17,007
Loans receivable, net	3,674,936	1,599,537	1,697,012	1,586,985	1,457,398	1,410,498	1,361,019
Cash and cash equivalents	89,426	83,423	45,235	35,315	40,985	60,708	19,307
Deposits	3,978,163	1,587,141	1,735,205	1,504,680	1,326,766	1,219,260	1,129,108
Mortgagors’ and investors’ escrow accounts	11,983	7,030	6,342	6,776	5,852	6,131	6,385
Advances from the Federal Home Loan Bank and other borrowings	483,466	272,070	240,228	143,106	65,882	261,423	263,802
Total stockholders’ equity	652,643	296,992	299,382	320,611	333,471	166,428	157,428
Allowance for loan losses	21,343	18,345	19,183	18,477	16,025	14,312	12,539
Non-performing loans(1)	19,113	13,337	13,654	16,056	12,610	12,360	12,046

(1)	Non-performing loans include loans for which the Bank does not accrue interest (non-accrual loans) and loans 90 days past due and still accruing interest.

	At or For the Six Months Ended June 30,		At or for the Years Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Selected Financial Ratios and Other Data:

Performance Ratios:
Return on average assets	(0.28)%	0.76%	0.67%	0.84%	0.39%	0.76%	0.63%
Return on average equity	(2.22)	4.98	4.67	4.83	2.30	7.48	6.44
Tax-equivalent net interest rate spread(1)	3.51	3.31	3.22	3.56	3.00	3.19	2.73
Tax-equivalent net interest margin(2)	3.62	3.48	3.37	3.77	3.37	3.49	3.10
Non-interest expense to average assets	3.96	2.97	2.93	2.94	3.28	2.48	2.36
Efficiency ratio(3)	101.77	72.34	74.27	68.16	80.99	63.31	68.78
Average interest-earning assets to average interest-bearing liabilities	124.91	130.97	129.37	135.16	136.09	120.68	118.55
Dividend payout ratio	(169.77)	71.01	73.47	91.00	99.13	37.01	37.89

Capital Ratios:
Capital to total assets	12.65	13.60	13.01	16.04	19.06	9.92	10.02
Average capital to average assets	12.79	15.35	14.28	17.30	17.12	10.21	9.74
Total capital to risk-weighted assets	14.54	18.82	17.68	21.86	25.43	13.73	14.07
Tier 1 capital to risk-weighted assets	13.93	17.71	16.58	20.64	24.26	12.62	12.98
Tier 1 capital to total average assets	12.91	14.73	13.47	16.51	19.51	10.39	10.15

Asset Quality Ratios:
Allowance for loan losses as a percent of total loans	0.58	1.14	1.12	1.15	1.09	1.00	0.91
Allowance for loan losses as a percent of non-performing loans	111.67	137.55	140.50	115.08	127.08	115.79	104.09
Net charge-offs to average outstanding loans during the period(4)	0.03	0.12	0.08	0.07	0.09	0.17	0.15
Non-performing loans as a percent of total loans	0.52	0.83	0.80	1.00	0.86	0.87	0.88
Non-performing loans as a percent of total assets	0.37	0.61	0.59	0.80	0.72	0.74	0.77

Other Data:
Book value per share	$12.36	$11.28	$11.53	$11.39	$11.30	$8.82	$8.35
Tangible book value per share	$9.99	$11.24	$11.49	$11.35	$11.26	$8.76	$8.29
Number of full and limited service offices	57	22	22	23	22	22	22

(footnotes on following page)

(1)	Represents the difference between the weighted-average yield on average interest-earning assets and the weighted-average cost of interest-bearing liabilities.
(2)	Represents net interest income as a percent of average interest-earning assets.
(3)	Represents non-interest expense divided by the sum of net interest income and non-interest income.
(4)	For the six months ended June 30, 2014 and 2013, calculated based on year to date net charge-offs annualized.

RISK FACTORS

An investment in our notes involves various risks. Before making an investment decision, you should carefully read and consider the risk factors described below as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus, as the same may be updated from time to time by our future filings with the SEC under the Exchange Act. You should read these risk factors together with the risk factors contained in United’s Annual Report on Form 10-K for the year ended December 31, 2013, and any changes to those risk factors included in United’s Quarterly Reports on Form 10-Q, or other documents filed with the SEC, after the date of the Annual Report. Any of these risks, if they are realized, could materially adversely affect our business, financial condition and results of operations. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect us. In any such case, you could lose all or a portion of your original investment.

The notes will be unsecured and subordinated to our existing and future senior indebtedness.

The notes will be our subordinated, unsecured obligations and, consequently, will be junior in right of payment to all of our existing and future senior indebtedness now existing and that we may incur in the future. As a result, if we become subject to any termination, winding up, liquidation or reorganization, including as a result of any liquidation, reorganization or other insolvency proceeding under bankruptcy laws or any other applicable insolvency law, make any assignment for the benefit of our creditors or otherwise engage in any marshaling of our assets and liabilities, the holders of the senior indebtedness would be entitled to have the senior indebtedness paid in full prior to the holders of the notes receiving any payment of principal of, or interest on, the notes. In addition, if full payment of amounts then due for principal and interest and of all other obligations then due on all senior indebtedness has not been made or duly provided for, or if any event of default occurs and is continuing with respect to any senior indebtedness or would occur with respect to any senior indebtedness if we pay the principal of, or any interest on, the notes and that event of default would allow the holders of such senior indebtedness to accelerate the maturity of such senior indebtedness, we may not pay the principal of, or any interest on, the notes until such default or event of default is cured or waived or otherwise ceases to exist. The senior indebtedness to which the notes are subordinated is described below under “Description of the Notes—Subordination of the Notes.” As of June 30, 2014, we had $471.3 million of senior indebtedness, all of which would have been senior in right of payment to the notes.

The subordinated debt indenture, which will govern the notes, will not limit the amount of additional indebtedness, which may be senior and/or secured indebtedness, that we or our subsidiaries may incur. In the future, we may incur additional indebtedness, which may be substantial in amount.

As a consequence of the subordination of the notes to our senior indebtedness, an investor in the notes may lose all or some of its investment should we liquidate or become insolvent. In such an event, our assets would be available to pay the principal of and accrued and unpaid interest on the notes only after all of our senior indebtedness has been paid in full. In the event of our liquidation or any liquidation, reorganization or other insolvency proceedings under the U.S. Bankruptcy Code or any other insolvency law, any of our other general, unsecured obligations that do not constitute senior indebtedness will share pro rata in our assets remaining for payment of such obligations after we have paid all of our senior indebtedness in full.

The notes will be structurally subordinated to the obligations of United Bank and our other subsidiaries, and the holders of those obligations will be entitled to receive payment in full of those obligations before we participate in any distribution of the assets of United Bank and our other subsidiaries in the event of their liquidation or insolvency.

The notes are obligations exclusively of United Financial Bancorp, Inc. and are not obligations of United Bank or our other subsidiaries. United is a separate and distinct legal entity from United Bank and our other subsidiaries. United Bank and our other subsidiaries have no obligation to pay any amounts to United, including any dividends, to make any other distributions to United or to provide United with funds to meet any of its obligations. United’s rights and the rights of its creditors, including the holders of the notes, to participate in any distribution of the assets of United Bank or our other subsidiaries (either as a shareholder or as a creditor), upon a liquidation, reorganization, insolvency or receivership of United Bank or other subsidiary (and the consequent right of the holders of the notes to participate in those assets after repayment of our senior indebtedness), will be subject to the claims of the creditors of such Bank or other subsidiary, including depositors. As a consequence of the foregoing, the notes are structurally subordinated to all of the liabilities of United Bank and our other subsidiaries, to the extent that the liabilities of United Bank, including its deposit liabilities, and our other subsidiaries equal or exceed their respective assets.

We depend primarily on cash dividends from United Bank to meet our cash obligations, and United Bank’s failure to pay sufficient cash dividends to us would prevent us from paying interest on the notes or the principal of the notes at maturity.

We are a holding company and conduct substantially all of our operations through subsidiaries, including our principal subsidiary, United Bank. We may depend on dividends, distributions and other payments from our subsidiaries, principally on the dividends from United Bank, to meet our obligations, including payments on the notes. United Bank’s state and federal regulators have significant discretion and authority to cause United Bank to stop paying dividends to the company, or to cause the company to stop payments on its subordinated debt, including the notes. In the event United Bank is unable to provide sufficient dividends to allow the company to meet its obligations, the company may not be able to pay interest or principal, or both interest and principal, on the notes. There is no sinking fund or similar segregated pool of funds which is dedicated to making payments of interest or principal on the notes.

United Bank is subject to regulatory capital requirements that may require us to make capital contributions to it, and that may restrict the ability of United Bank to make cash available to us.

United Bank must maintain minimum amounts of regulatory capital. If United Bank does not meet these capital requirements, its regulators have broad discretion to institute a number of corrective actions that could have a direct material effect on our financial condition. Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, we are also required to serve as a source of financial strength for United Bank. If United Bank were to fail to meet any of the capital requirements to which it is subject, or if required under Dodd-Frank’s source of strength requirements, we may be forced to provide United Bank with additional capital, which could impair our ability to service our indebtedness, including the notes. Furthermore, any capital loans by a bank holding company to any of its bank subsidiaries are subordinate to the payment of deposits and to certain other indebtedness. In the event of our bankruptcy, any commitment by us to United Bank to maintain the capital of United Bank will be assumed by the bankruptcy trustee and entitled to a priority of payment over the holders of the notes.

The notes will not be guaranteed by the FDIC, any other governmental agency or United Bank, and will be structurally subordinated to the indebtedness and other liabilities of United Bank.

The notes are not bank deposits and are not insured by the FDIC or any other governmental agency, nor are they obligations of, or guaranteed by, a bank. The notes will be obligations of the company only and will not be guaranteed by United Bank. The notes will be structurally subordinated to all existing and future indebtedness and other liabilities of United Bank, which means that creditors of United Bank generally will be paid from United Bank’s assets before holders of the notes would have any claims to those assets.

The indenture does not contain any limitations on our ability to incur additional indebtedness, sell or otherwise dispose of assets, pay dividends or repurchase our capital stock.

The indenture does not restrict our ability, or the ability of any of our subsidiaries, to incur additional indebtedness or other liabilities, including additional senior or subordinated indebtedness. If we incur additional indebtedness or liabilities, our ability to pay our obligations on the notes could be adversely affected. We expect that we will from time to time incur additional indebtedness and other liabilities. In addition, absent an event of default under the Indenture, we are not restricted under the indenture governing the notes from paying dividends or issuing or repurchasing our securities. In addition, there are no financial covenants in the indenture. You are not protected under the indenture in the event of a highly leveraged transaction, reorganization, default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you.

The notes contain limited events of default, and the remedies available thereunder are limited.

As described in “Description of the Notes—Events of Default; Limitation on Suits,” the notes contain limited events of default and remedies. As a result of our intended treatment of the notes as Tier 2 capital, the ability of the trustee under the subordinated debt indenture that will govern the notes and the holders of the notes to accelerate the maturity of and our obligation to pay immediately the principal of, and any accrued and unpaid interest on, the notes will be limited to certain bankruptcy events of default of us or any of our significant subsidiaries that constitutes a “major subsidiary depository institution,” which is a term that has not been defined by regulators. Consequently, neither the trustee nor the holders of the notes will have the right to accelerate the maturity of the notes in the case of our failure to pay the principal of, or interest on, the notes or our non-performance of any other covenant or warranty under the notes or the indenture. The holders of our senior indebtedness are not and will not be subject to limitations of that type. If the holders of our senior indebtedness are able to accelerate the maturity of some or all of our senior indebtedness at a time when a non-insolvency default has occurred, but an insolvency default has not occurred, with respect to the notes, such holders of our senior indebtedness may be able to accelerate the maturity of, and pursue the payment in full of, that senior indebtedness while the holders of the notes would be unable to accelerate the indebtedness represented by the notes.

The notes do not place any limit on our ability to pay dividends on our capital stock when there is no event of default.

Although United Bank and the company are subject to regulatory guidelines, limitations and legal limits on the ability to pay dividends, the notes do not contain any limitations on the ability of the company to pay dividends to the holders of its equity securities. As such, we may be able to pay dividends in an amount which is within our legal authority and to which our regulators do not object, which would preclude additional capital accumulation, which would make it more difficult for us to comply with our obligations under the notes.

Changes in our credit ratings may affect the value of the notes.

Credit ratings are an assessment by third-party credit ratings services of our ability to pay our obligations as they become due and the default risks of the notes. Consequently, actual or anticipated changes in our credit ratings may affect the market value of the notes we have issued. Because your return on the notes depends upon factors in addition to our ability to pay our obligations, an improvement in our credit rating will not reduce the important risks related to the notes. Furthermore, financial regulatory reforms required by the Dodd-Frank Act affect the manner of disclosure of credit ratings, the type of rating provided, and the use of credit ratings in evaluation of securities by investors; these factors could likewise affect the trading value of the notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

You may be unable to sell the notes because there is no public trading market for the notes.

The notes constitute a new issue of securities, for which there is no existing market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes in any automated dealer quotation system. We cannot provide you with any assurance regarding whether a trading market for the notes will develop, the ability of holders of the notes to sell their notes or the prices at which holders may be able to sell their notes.

If a trading market for the notes develops, factors not within our control could adversely affect the market price of the notes.

In addition to our creditworthiness, many factors may affect the trading market for, and the trading value of, the notes. These factors include: the time remaining to the maturity of the notes, the ranking of the notes, the outstanding amount of notes with terms identical to the notes offered hereby, the prevailing interest rates being paid by other companies similar to us, our financial condition, financial performance and future prospects and the level, direction and volatility of market interest rates generally. The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. If a trading market for the notes develops, such fluctuations could have an adverse effect on the price of the notes.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the notes in the offering, after deducting the underwriting discount and estimated expenses, will be approximately $73.8 million.

We intend to use the proceeds of the offering for general corporate purposes. General corporate purposes may include:

•	refinancing, reducing or repaying debt;

•	repurchasing outstanding common stock;

•	investments in United Bank and our other subsidiaries as regulatory capital;

•	financing possible investments or acquisitions;

•	expansion of the business;

•	investments at the holding company level;

•	working capital; and

•	capital expenditures.

We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of June 30, 2014:

•	on an actual historical basis; and

•	on an as-adjusted basis as if the offering had been completed as of June 30, 2014.

The following information should be read in conjunction with our audited consolidated financial statements, and the notes thereto, included in our Annual Report on Form 10-K for the year ended December 31, 2013 and the unaudited consolidated financial statements, and the notes thereto, included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, incorporated by reference herein.

	June 30, 2014
(Dollars in Thousands)	Actual	As Adjusted
	(Unaudited)
Long-Term Debt
Federal Home Loan Bank advances and other borrowings	$185,094	$185,094
Junior subordinated debt securities, due 2036	7,732	7,732
Subordinated notes offered hereby	—	75,000

Total long-term debt	$192,826	$267,826

Stockholders’ Equity
Preferred stock, no par value; 2,000,000 shares authorized, no shares issued and outstanding	$—	$—
Common stock, no par value; 60,000,000 shares authorized, 52,809,600 shares issued and outstanding	560,516	560,516
Additional paid-in capital	15,331	15,331
Unearned compensation—ESOP	(6,651)	(6,651)
Retained earnings	83,604	83,604
Accumulated other comprehensive loss, net of tax	(157)	(157)

Total stockholders’ equity	$652,643	$652,643

Total Capitalization	$845,469	$920,469

Capital Ratios for the Company
Tier 1 capital to risk-weighted assets ratio	13.9%	13.9%
Total capital to risk-weighted assets ratio	14.5%	16.5%
Tier 1 capital to average assets ratio	12.9%	12.9%
Tangible common equity to tangible assets ratio	10.4%	10.2%

DESCRIPTION OF THE NOTES

We will issue the notes under the subordinated debt indenture, to be dated on or about September 23, 2014, between United Financial Bancorp, Inc., as the issuer, and Wilmington Trust, National Association, as the trustee, as amended and supplemented by a first supplemental indenture to be dated on or about September 23, 2014. We refer to this subordinated debt indenture, as it is to be amended and supplemented by the first supplemental indenture, as the indenture, and we refer to Wilmington Trust, National Association, or Wilmington Trust, in its capacity as the trustee under the indenture, as the trustee. You may request a copy of the indenture from us by writing to: United Financial Bancorp, Inc., 45 Glastonbury Boulevard, Suite 200, Glastonbury, Connecticut 06033, Attention: Executive Vice President, Investor Relations Officer. The following summary of certain provisions of the notes and the summary of certain provisions of the indenture in this prospectus supplement and the accompanying base prospectus do not purport to be complete and are subject to and qualified in their entirety by reference to all of the provisions of the notes and the indenture, including the definitions of certain terms used in the notes and the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.

As used in this section, the terms “United,” the “company,” “we,” “our,” and “us” refer to United Financial Bancorp, Inc. and not to any of its subsidiaries.

General

The notes will be unsecured, subordinated obligations of ours and will mature on October 1, 2024. The notes will be issued and may be transferred only in minimum denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. Unless previously purchased and cancelled or redeemed prior to maturity, we will repay the notes at 100% of their principal amount, together with accrued and unpaid interest thereon, at their maturity. We will pay principal of and interest on the notes in U.S. dollars. The notes will constitute our unsecured debt obligations and will rank equally among themselves and junior in right of payment to our senior indebtedness, as described below in “—Subordination of the Notes.” No sinking fund will exist for the notes, and no sinking fund payments will be made with respect to the notes. The notes will not be convertible into or exchangeable for any other securities or property. Except as described below under “—Clearance and Settlement,” the notes will be issued only in book-entry form and will be represented by a global note registered in the name of Cede & Co, as the nominee of DTC. See “—Clearance and Settlement” below.

The notes will be part of a series of securities newly established under the indenture and will be initially issued in the aggregate principal amount of $75,000,000. We may, from time to time, without notice to, or the consent of, the holders of the notes, issue additional notes ranking equally with the notes and with identical terms to the notes in all respects (except for issue date, the offering price, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes) in order that such additional notes may be consolidated and form a single series with the notes and have the same terms as to status, redemption or otherwise as the notes. No limit exists on the aggregate principal amount of the notes of this series that we may issue.

Interest Rate and Interest Payment Dates

The notes will bear interest at the annual rate of 5.75% from the original issue date or from the most recent date to which interest has been paid or for which interest has been provided, and we will pay accrued interest on the notes semi-annually in arrears on each April 1 and October 1 (but if any of these days is not a business day, on the next business day, and no interest will accrue as a result of that postponement), beginning on April 1, 2015. The interest so payable will be paid to each holder in whose name a note is registered at the close of business on the March 15 and September 15 immediately preceding the applicable interest payment date.

Interest payable on the notes will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period of less than one month.

No recourse will be available for the payment of principal of or interest on any note, for any claim based thereon, or otherwise in respect thereof, against any incorporator, shareholder, employee, agent, officer or director, as such, past, present or future, of ours or of any successor entity.

The indenture contains no covenants or restrictions restricting the incurrence of indebtedness or other obligations by us or by our subsidiaries, including United Bank. The indenture contains no financial covenants requiring us to achieve or maintain any minimum financial results relating to our financial position or results of operations or meet or exceed any financial ratios as a general matter or in order to incur additional indebtedness or obligations or to maintain any reserves. Moreover, neither the indenture nor the notes contain any covenants prohibiting us from, or limiting our right to, incur additional indebtedness or obligations, to grant liens on our assets to secure our indebtedness or other obligations that are senior in right of payment to the notes, to repurchase our stock or other securities, including any of the notes, or to pay dividends or make other distributions to our shareholders. In addition, neither the indenture nor the notes contain any provision that would provide protection to the holders of the notes against a sudden and dramatic decline in our credit quality resulting from a merger, takeover, recapitalization or similar restructuring or any other event involving us or our subsidiaries that may adversely affect our credit quality.

The notes and the indenture will be governed by and construed in accordance with the laws of the State of New York.

The notes are not deposits in the company or United Bank and are not insured or guaranteed by the FDIC or any other government agency or instrumentality. The notes are solely obligations of the company and are neither obligations of, nor guaranteed by, the Bank or any of our other subsidiaries or affiliates.

Subordination of the Notes

Our obligation to make any payment on account of the principal of, or interest on, the notes will be subordinate and junior in right of payment to the prior payment in full of all of our senior indebtedness.

“Senior indebtedness” means, in each case, whether outstanding on the date we entered into the indenture or arising after that time:

(1) our obligation to pay principal, premium, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us, whether or not a claim for such post-petition interest is allowed in such proceeding), penalties, reimbursement or indemnification amounts, fees, expenses or other amounts relating to our indebtedness:

(a)	for borrowed or purchased money, including, without limitation, such obligations as are evidenced by or arise pursuant to credit agreements, notes, debentures, bonds and similar instruments;

(b)	in respect of any deferred obligation of the company for the payment of the purchase price of property, goods, materials or services purchased or acquired and accrued liabilities arising in the ordinary course of business;

(c)	in respect of letters of credit, bankers acceptances, securities purchase facilities and similar transactions;

(d)	in respect of capitalized lease obligations;

(e)	in respect of our obligations as lessee under leases of property whether made as part of a sale and leaseback transaction to which we are a party or otherwise;

(f)	under or relating to derivatives contracts, including interest rate swaps, caps or similar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity contracts and similar agreements; or

(g)	in respect of any obligations of the company to its general creditors, as defined for purposes of the regulations of the Federal Reserve applicable to bank holding companies and codified at 12 C.F.R. Part 217, as the same may be amended or supplemented from time to time, and as necessary for the notes to qualify as Tier 2 capital under such regulations;

(2) any liability of others of the kind described in the preceding clause (1) which we have guaranteed or which is otherwise our legal liability as a result of any assumption, purchase commitment, or otherwise or which is secured by any lien on any of our property or assets; and

(3) any and all deferrals, renewals, extensions and refunding of, or amendments, modifications of or supplements to, any liability of the kind described in the preceding clauses (1) and/or (2).

However, “senior indebtedness” excludes:

•	any indebtedness, obligation or liability as to which, in the instrument creating or evidencing that indebtedness, obligation or liability, it is expressly provided that the indebtedness, obligation or liability is not senior in right of payment, is junior in right of payment to, or ranks equally in right of payment with, other specified types of indebtedness, obligations and liabilities of the company, which other specified types of indebtedness, obligations and liabilities of the company include the notes;

•	any indebtedness, obligation or liability that is subordinated to indebtedness, obligations or liabilities of the company to substantially the same extent as or to a greater extent than the notes are subordinated;

•	with respect to the notes, any of our indebtedness evidenced by notes of the same or of another series; and

•	the company’s outstanding subordinated debentures.

In accordance with the subordination provisions of the indenture and the notes, we are permitted to make payments of accrued and unpaid interest on the notes on the interest payment dates, at maturity and on any redemption date and to pay the principal of the notes at maturity and any redemption date unless:

•	we are subject to (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, (b) any liquidation, dissolution or other winding up, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or other marshaling of our assets and liabilities;

•	(1) full payment of amounts then due for principal and interest and of all other obligations then due on all senior indebtedness has not been made or duly provided for, (2) if, at the time of such payment, or immediately after giving effect thereto, there exists under any senior indebtedness, or any agreement pursuant to which any senior indebtedness is issued, any default, which default has not been cured or waived and which default has resulted in the full amount of such senior indebtedness being declared due and payable, or (3) if, at the time of the payment, the trustee has received a written notice from the holders of any senior indebtedness or their representative that there exists under any senior indebtedness, or any agreement pursuant to which any senior indebtedness is issued, any default, which default has not been cured or waived and which default permits the holders of such senior indebtedness to declare the full amount of such senior indebtedness due and payable, but only for the period commencing on the date of receipt of such written notice and ending, unless earlier terminated, on the earlier of the date on which such default has been cured or waived or 180 days from the receipt of the written notice.

In the event of any insolvency or bankruptcy case or proceeding or any receivership, liquidation, reorganization or other similar case or proceeding, liquidation, dissolution or other winding up whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or any assignment for the benefit of creditors or other marshaling of our assets and liabilities, we must pay to the holders of all of our senior indebtedness the full amounts of principal of, and premium, if any, and interest on, that senior indebtedness before any payment is made on the notes.

If, after we have paid the senior indebtedness in full, there are any amounts available for payment of the notes and any of our other indebtedness and obligations ranking equally in right of payment with the notes, then we will use such remaining assets to pay the amounts of principal of, premium, if any, and accrued and unpaid interest on, the notes and such other of our indebtedness and obligations that rank equally in right of payment with the notes.

In the event of any insolvency or bankruptcy case or proceeding or any receivership, liquidation, reorganization or other similar case or proceeding, liquidation, dissolution or other winding up whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or any assignment for the benefit of creditors or other marshaling of our assets and liabilities, if the holders of the notes receive for any reason any payment on the notes or other distributions of our assets with respect to the notes (other than capital stock or securities of the company as reorganized or readjusted or securities of the company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in the indenture with respect to the notes, to the payment in full, without diminution or modification by such plan, of all senior indebtedness) before all of our senior indebtedness is paid in full, such payment or distribution will be required to be held in trust for the benefit of, and be paid over to, the holders of the senior indebtedness remaining unpaid, ratably, until all that senior indebtedness has been paid in full, after giving effect to any other concurrent payment or distribution to the holders of such senior indebtedness.

By reason of the above subordination in favor of the holders of our senior indebtedness, in the event of our bankruptcy or insolvency, holders of our senior indebtedness may receive more, ratably, and holders of the notes may receive less, ratably, than our other creditors.

We may create in the future indebtedness and obligations that will rank senior in right of payment with the notes. In addition, we may incur other indebtedness and obligations, the terms of which provide that such indebtedness ranks either equally or junior in right of payment with or to the notes.

All liabilities of United Bank, including deposits, and our other subsidiaries, including each subsidiary’s liabilities to general creditors arising during its ordinary course of business or otherwise, will be effectively senior in right of payment to the notes to the extent of the assets of such subsidiary because, as a shareholder of the subsidiary, we do not have any rights to the assets of the subsidiary except if the subsidiary declares a dividend payable to us, redeems its capital securities or if there are assets of the subsidiary remaining after it has discharged its liabilities to its creditors in connection with its liquidation. Over the term of the notes, we will need to rely primarily on dividends paid to us by United Bank, which is a regulated financial institution, for the funds necessary to pay the interest on our outstanding debt obligations and to make dividends and other payments on our other securities outstanding now or in the future. With respect to the payment of the principal of the notes at their maturity or upon redemption, we may rely on the funds we receive from dividends paid to us by our subsidiaries, but will likely have to rely on the proceeds of borrowings and other securities we sell to pay the principal amount of the notes. Regulatory rules may restrict United Bank’s ability to pay dividends or make other distributions to us or to provide funds to us by other means. As a result of the foregoing, with respect to the assets of each of our subsidiaries, our creditors (including the holders of the notes) are structurally subordinated to the prior claims of creditors of any such subsidiary, including the depositors of United Bank, except to the extent that we may be a creditor with recognized claims against any such subsidiary.

As discussed above, neither the notes nor the indenture contains any limitation on the amount of senior indebtedness or other obligations ranking senior to or equally with the indebtedness evidenced by the notes that we, the Bank or any of our other subsidiaries may incur. As of June 30, 2014, we had $471.3 million of senior indebtedness outstanding, no indebtedness that would have ranked equally with the notes and $7.73 million of subordinated indebtedness outstanding that would have ranked junior to the notes. The notes will be effectively subordinate to all of the existing and future indebtedness and liabilities, including deposit liabilities, of our subsidiaries, including the Bank. As of June 30, 2014, United Bank and our other subsidiaries had outstanding indebtedness, total deposits and other liabilities of $4.5 billion, excluding intercompany liabilities, all of which was structurally senior in right of payment to the notes.

Redemption Upon Special Events

The notes may not be redeemed, called or mandatorily repurchased by us prior to the maturity date except upon the occurrence of certain special events described below.

We may at our option, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required in order for the notes to qualify as Tier 2 capital under the rules and guidelines of the Federal Reserve, redeem the notes before the scheduled maturity of the notes in whole or in part at any time after the date on which we sell the notes to investors, upon the occurrence of:

(1) a “Tax Event,” which is defined in the indenture to mean the receipt by us of an opinion of independent tax counsel to the effect that (a) an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities, (b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation, (c) an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, or (d) a threatened challenge asserted in writing in connection with an audit of our federal income tax returns or positions or a similar audit of any of our subsidiaries or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the notes, in each case, occurring or becoming publicly known on or after the date of the issuance of the notes, resulting in more than an insubstantial risk that the interest payable on the notes is not, or within 90 days of receipt of such opinion of tax counsel, will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes;

(2) a “Tier 2 Capital Event,” which is defined in the indenture to mean the receipt by us of an opinion of independent bank regulatory counsel to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any rules, guidelines or policies of an applicable regulatory authority for the company or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the notes, the notes do not constitute, or within 90 days of the date of such opinion will not constitute, Tier 2 capital (or its then equivalent if we were subject to such capital requirement) for purposes of capital adequacy guidelines of the Federal Reserve (or any successor regulatory authority with jurisdiction over bank holding companies), as then in effect and applicable to us; or

(3) our becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

Any such redemption of the notes will be at a redemption price equal to the principal amount of the notes redeemed plus accrued and unpaid interest on such notes to, but excluding, the date of redemption. Any redemption of the notes would require prior approval of the Federal Reserve.

Our election to redeem any notes upon the occurrence of any of the enumerated events above will be provided to the trustee, at least 38 days prior to the redemption date (or such shorter period of time as may be acceptable to the trustee). In case of any such election, notice of redemption must be provided to the holders of the notes not less than 30 nor more than 60 days prior to the redemption date.

The Notes Intended to Qualify as Tier 2 Capital

The notes are intended to qualify as Tier 2 capital under the Federal Reserve’s Capital Adequacy Guidelines for Bank Holding Companies, as codified at 12 C.F.R. Part 225, Appendix A, which are currently applicable to the company, and the Federal Reserve’s regulations relating to Capital Adequacy of Bank Holding Companies, as codified at 12 C.F.R. Part 217, as the same may be amended or supplemented from time to time, which will become applicable to the company effective on January 1, 2015. These regulations set forth specific criteria for instruments to qualify as Tier 2 capital. Among other things, the notes must:

•	be unsecured;

•	have a minimum original maturity of at least five years;

•	be subordinated to depositors and general creditors, which, in our case, will be to the holders of our senior indebtedness;

•	not contain provisions permitting the holders of the notes to accelerate payment of principal prior to maturity except in the event of receivership, insolvency, liquidation or similar proceedings of the institution; and

•	only be callable after a minimum of five years following issuance, except upon the occurrence of certain special events, and, in any case, only with the prior approval of the Federal Reserve.

Events of Default; Limitation on Suits

Under the indenture, an event of default will occur if we fail to pay accrued and unpaid interest on the notes offered hereby and any notes of the same series offered in the future and such failure continues for 30 days, we fail to pay principal of any notes of that series when due, whether at maturity or upon redemption, or we default in the performance of any other covenant or warranty contained in the indenture, other than a covenant added to the indenture solely for the benefit of any other series of subordinated debt securities issued under the indenture, and such default continues for 60 days after written notice as provided in the indenture. Further, an event of default will occur if (1) the company or any of our significant subsidiaries that are not depository institutions, which we refer to as significant non-bank subsidiaries, commence under the U.S. Bankruptcy Code a voluntary case, consent to the entry of an order for relief against it in an involuntary case, consent to the appointment of a custodian for it or for all of its property or makes a general assignment for the benefit of its creditors or a court of competent jurisdiction enters an order or decree under the U.S. Bankruptcy Code for relief against the company or any significant non-bank subsidiary in an involuntary case, appoints a custodian of the company or any significant non-bank subsidiary for it or for all of its property, or orders the liquidation of the company or any significant non-bank subsidiary and such decree or order continues unstayed and in effect for a period of 90 days, or (2) a significant subsidiary that is a depository institution, which we refer to as a significant bank subsidiary, consents to the entry of or a court or other governmental agency enters an order or decree for the appointment of a receiver or conservator or similar official in a liquidation, insolvency or similar proceeding with respect to such subsidiary or all or substantially all of its property and, in the case of a decree or order, such decree or order continues unstayed and in force and effect for a period of 90 days, each of which events of default we refer to as an “insolvency event of default.”

When we use the term “significant subsidiary,” we refer to the meaning ascribed to such term in Rule 1-02 of Regulation S-X promulgated under the Securities Act.

Neither the trustee nor the holders of the notes will have the right to accelerate the maturity of the notes in the case of our failure to pay the principal of, or interest on, the notes or our non-performance of any other covenant or warranty under the notes or the indenture. Nevertheless, during the continuation of such an event of default under the notes, the trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of notes to regularly scheduled payments of interest and of principal at the scheduled maturity of the notes, as well as the performance of any covenant or agreement in the indenture. Any such rights to receive payment of such amounts under the notes remain subject to the subordination provisions of the notes as discussed above under “—Subordination of the Notes.”

If an insolvency event of default with respect to the company occurs and is continuing, the principal amount and accrued and unpaid interest on the notes shall become immediately due and payable, without the need for any action on the part of the holders of the notes or the trustee, subject to the broad equity powers of a federal bankruptcy court and the determination by that court of the nature and status of the payment claims of the holders of the notes. If an insolvency event of default with respect to a significant bank subsidiary that is a major subsidiary depository institution within the meaning of 12 CFR Section 217.20(d)(1)(vi) occurs and is continuing, the trustee, by written notice to the company, or the holders of at least 25% in aggregate principal amount of the then outstanding notes, by written notice to the company, may declare the principal amount and accrued and unpaid interest on the notes to be due and payable immediately. The term “major subsidiary depository institution” has not been defined by regulators. Therefore, the holders’ ability to accelerate the indebtedness represented by the notes upon an insolvency event in respect of any of our subsidiaries is uncertain.

At any time after acceleration with respect to the notes has occurred, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in aggregate principal amount of outstanding notes of the series of which the notes offered hereby are a part may waive all defaults and rescind and annul any such acceleration, but only if (1) we have paid or deposited with the trustee a sum of money sufficient (a) to pay to the holders of the outstanding securities of the affected series of securities established under the indenture, including the notes, (x) all overdue installments of any interest, (y) the principal of and any premium that have become due otherwise than by such declaration of acceleration and, to the extent permitted by applicable law, interest thereon at the rate of interest borne by these securities and (z) to the extent permitted by applicable law, interest upon installments of any interest, if any, that have become due otherwise than by such declaration of acceleration at the rate of interest borne by these securities and (b) to pay all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and (2) all events of default with respect to the notes other than the nonpayment of the principal of, or any premium and interest on, the notes that shall have become due solely by such acceleration, shall have been cured or waived as provided in the indenture. Even in the event of an acceleration of the maturity of the notes upon the occurrence of an insolvency event, the rights of the holders of the notes to receive payment of the principal of, and accrued and unpaid interest on, the notes remain subject to the subordination provisions of the notes as discussed above under “—Subordination of the Notes.”

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes unless such holders shall have offered to the trustee indemnity or security satisfactory to the trustee against the losses, liabilities and expenses that may be incurred by it in complying with such request or direction. Subject to certain provisions in the indenture, the holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes.

Clearance and Settlement

DTC, in this capacity, will act as securities depositary for the notes. The notes will be issued only as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. A fully registered global note, representing the total aggregate principal amount of the notes issue and sold, will be executed and deposited with DTC and will bear a legend disclosing the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the notes, so long as the corresponding securities are represented by a global note.

Purchases of securities under the DTC system must be made by or through direct participants in DTC, who will receive a credit for the securities on DTC’s records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments made with respect to the notes, as such payments will be forwarded by the paying agent for the notes to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or trustee as registered holders of the notes entitled to the benefits of the indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership of those securities. DTC does not have, and is not anticipated to have, any knowledge of the actual beneficial owners of the notes, as DTC’s records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If less than all of the securities of any class are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

DTC may discontinue providing its services as securities depositary with respect to the notes at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, in the event that a successor securities depositary is not obtained, certificates for the notes are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, certificates for the notes will be printed and delivered to DTC.

As long as DTC or its nominee is the registered owner of the global note, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the global note and all notes represented by this certificate for all purposes under the instruments governing the rights and obligations of holders of such securities. Except in the limited circumstances referred to above, owners of beneficial interests in a global note:

•	will not be entitled to have such global note or the notes represented by these certificates registered in their names;

•	will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global note; and

•	will not be considered to be owners or holders of the global note or any notes represented by a global note for any purpose under the instruments governing the rights and obligations of holders of such securities.

All redemption proceeds, payments of principal of, and interest on, the notes represented by the global note and all transfers and deliveries of such global note will be made to DTC or its nominee, as the case may be, as the registered holder of the global note. DTC’s practice is to credit its direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners of the notes will be governed by standing instructions and customary practices of those participants, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the depositary, the issuer, the trustee or any of their respective agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and payments of principal of, or interest on, the notes to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) are the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners of the notes will be the responsibility of direct and indirect participants.

Ownership of beneficial interests in the global note will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in the global note will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in the global note may be subject to various policies and procedures adopted by DTC from time to time. None of the company, the trustee or any agent for any of them will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in the global note, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.

Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the global note among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC or the standby instructions or customary procedures of the participants.

Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of the notes to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the notes.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the indenture only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.

Same-Day Settlement and Payment

Settlement for the notes will be made in immediately available funds. For so long as the notes trade in DTC’s Same-Day Funds Settlement System, DTC will require secondary trading activity in the notes to be settled in immediately available funds. Secondary trading in long-term notes and notes of corporate issuers is generally settled in clearing house or next-day funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity of the notes.

Regarding the Indenture Trustee

Wilmington Trust will act as trustee under the indenture pursuant to which the notes will be issued. From time to time, we and some of our subsidiaries may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the trustee in the ordinary course of business. Wilmington Trust may also be the trustee under the indenture pursuant to which we may issue our debt securities that will be senior indebtedness for purposes of the notes.

Upon the occurrence of an event of default or an event which, after notice or lapse of time or both, would become an event of default under the notes, or upon the occurrence of a default under another indenture under which Wilmington Trust serves as trustee, the trustee may be deemed to have a conflicting interest with respect to the other debt securities as to which we are not in default for purposes of the Trust Indenture Act and, accordingly, may be required to resign as trustee under the indenture. In that event, we would be required to appoint a successor trustee.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain material United States federal income tax consequences of the acquisition, ownership and disposition of the notes by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below), but does not purport to be a complete analysis of all the potential tax considerations. This summary is based upon the United States Internal Revenue Code of 1986, as amended , or the Code, the Treasury Regulations, or the Regulations, promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. This summary is limited to the tax consequences with respect to notes that were purchased by an initial holder for cash at their original issue price (generally, the first price at which a substantial amount of the notes are sold to the public), and that are held as capital assets within the meaning of Section 1221 of the Code (generally, held for investment). This summary does not address the tax consequences to subsequent purchasers of the notes. This summary assumes that the notes will be treated as debt instruments for United States federal income tax purposes and we intend to treat the notes, and by acquiring any notes each holder of a note will agree to treat the notes, as indebtedness for United States federal income tax purposes.

This summary does not purport to deal with all aspects of United States federal income taxation that might be relevant to particular holders in light of their circumstances or status, nor does it address specific tax consequences that may be relevant to particular holders (including, but not limited to, banks or other financial institutions, broker-dealers, traders in securities that elect mark-to-market treatment, insurance companies, regulated investment companies, real estate investment trusts, “controlled foreign corporations,” “passive foreign investment companies,” partnerships or other pass-through entities, persons who are investors in a pass-through entity holding notes, United States expatriates, tax-exempt organizations, U.S. Holders that have a functional currency other than the United States dollar, or persons who hold notes as part of a straddle, hedge, conversion or other integrated financial transaction). In addition, this summary does not address United States federal alternative minimum, estate and gift tax consequences or consequences under the tax laws of any state, local or foreign jurisdiction. We have not sought, and will not seek, any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions.

If a partnership (including for this purpose any entity or an arrangement treated as a partnership for U.S. Federal income tax purposes) holds notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding notes, you should consult your tax advisor.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES FOR HOLDERS RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR NOTES. PROSPECTIVE PURCHASERS OF THE NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAXATION AND OTHER TAX CONSEQUENCES TO THEIR PARTICULAR SITUATIONS OF ACQUIRING, OWNING AND DISPOSING OF THE NOTES, AS WELL AS THE APPLICATION OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

For purposes of the following summary, a “U.S. Holder” means a beneficial owner of notes that is, for United States federal income tax purposes, (1) an individual citizen or resident of the United States; (2) a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (3) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (4) a trust, if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of its substantial decisions or if a valid election to be treated as a U.S. person is in effect with respect to such trust. A “Non-U.S. Holder” is a beneficial owner of notes that is neither a U.S. Holder nor a partnership (or other pass-through entity) for U.S. federal income tax purposes.

United States Federal Income Taxation of U.S. Holders

Payments of Stated Interest. Stated interest on a note will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, depending on the holder’s regular method of accounting for United States federal income tax purposes. Certain U.S. Holders may also be subject to a tax on “net investment income.” Please see the discussion under “—Medicare Tax” below for additional information on the potential application of this tax. It is anticipated, and this discussion assumes, that the issue price of the notes will be equal to the stated principal amount or if the issue price is less than the stated principal amount, the difference will be less than a de minimis amount (as set forth in the applicable Regulations). If, however, the issue price of a note is less than the stated principal amount and the difference is at least a de minimis amount (as set forth in the applicable Regulations), a U.S. Holder will be required to include the difference in income as original issue discount as it accrues in accordance with a constant yield method, regardless of their regular method of accounting. As a result, U.S. Holders may recognize income in respect of an original issue discount debt security in advance of the receipt of cash attributable to such income.

Disposition of the Notes. Upon the redemption, sale, exchange or other taxable disposition of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between (1) the sum of all cash plus the fair market value of all other property received on such disposition (except to the extent such cash or other property is attributable to accrued but unpaid interest not previously included in income, which is treated as interest as described above) and (2) such holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will equal the cost of the note to such holder. Any gain or loss recognized on the disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder’s holding period for the note is more than one year. Long-term capital gain recognized by a non-corporate U.S. Holder (such as an individual) generally is subject to tax at a lower rate than short-term capital gain or ordinary income. The deductibility of capital losses is subject to significant limitations under the Code. Certain U.S. Holders may also be subject to a tax on “net investment income.” Please see the discussion under “—Medicare Tax” below for additional information on the potential application of this tax.

Backup Withholding and Information Reporting. For each calendar year in which the notes are outstanding, we generally are required to provide the IRS with certain information, including the beneficial owner’s name, address and taxpayer identification number, the aggregate amount of interest paid to that beneficial owner during the calendar year and the amount of tax withheld, if any. This obligation, however, does not apply with respect to payments to certain types of U.S. Holders, including corporations and tax-exempt organizations, provided that they establish entitlement to an exemption.

In the event that a U.S. Holder subject to the reporting requirements described above fails to provide its correct taxpayer identification number in the manner required by applicable law by providing a Form W-9 or an approved substitute, or there has been received a notice of underreporting of the U.S. Holder’s tax liability, we, our agent or paying agents, or a broker may be required to “backup” withhold at the applicable statutory rate on each payment on the notes and on the proceeds from a sale of the notes. The backup withholding obligation, however, does not apply with respect to payments to certain types of U.S. Holders, including corporations and tax-exempt organizations, provided that they establish entitlement to an exemption.

Backup withholding is not an additional tax and may generally be refunded or credited against the U.S. Holder’s United States federal income tax liability, provided that the required information is timely furnished to the IRS.

U.S. Holders should consult their own tax advisors regarding their qualifications for an exemption from backup withholding, and the procedure for establishing such exemption, if applicable.

Medicare Tax. A tax (the “Medicare Tax”) is imposed generally on the investment income of certain U.S. citizens, resident aliens, estates and certain trusts. Specifically, a tax of 3.8% is imposed on the lesser of (1) the taxpayer’s “net investment income” in each year and (2) the excess of the taxpayer’s modified adjusted gross income for the year over a certain threshold (up to $250,000 depending on the taxpayer’s circumstances). Among other items, “net investment income” generally includes gross income from interest as well as net gains from the disposition of interest-bearing property (less certain related deductions), unless such interest income or net gains are derived in the ordinary course of a trade or business (other than a trade or business comprising certain passive or trading activities). Prospective purchasers should consult their own tax advisor regarding the possible implications of the Medicare Tax on their particular circumstances.

Withholding on Foreign Accounts. U.S. Holders as well as Non-U.S. Holders can be affected by withholding under the Foreign Account Tax Compliance Act (“FATCA”). Please see the summary entitled “Withholding on Foreign Accounts” under the Section below, “United States Federal Income Taxation of Non-U.S. Holders,” regarding the effects of FATCA on investments in the notes.

United States Federal Income Taxation of Non-U.S. Holders

Payment of Interest. The gross amount of payments to a Non-U.S. Holder of interest that does not qualify for the portfolio interest exemption and that is not effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States (or, if required by an applicable income tax treaty, is not attributable to a permanent establishment of such Non-U.S. Holder in the United States) will be subject to U.S. withholding tax at the rate of 30%, unless a U.S. income tax treaty applies to reduce or eliminate such withholding tax. The 30% United States federal withholding tax will not apply to any payment to a Non-U.S. Holder of interest on a note under the “portfolio interest exemption” provided that:

•	the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	the Non-U.S. Holder is not a “controlled foreign corporation” that, for United States federal income tax purposes, is related (within the meaning of Section 864(d)(4) of the Code) to us;

•	the Non-U.S. Holder is not a bank described in Section 881(c)(3)(A) of the Code; and

•	either (a) the beneficial owner of the notes certifies on IRS Form W-8BEN or W-8BEN-E (or successor form), under penalties of perjury, that it is not a “U.S. person” (as defined in the Code) and provides its name and address, or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business (a “financial institution”) and holds the notes on behalf of the beneficial owner certifies to us or our agent as provided in the applicable Regulations, under penalties of perjury, that such a certification has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes us with a copy thereof.

Please consult your tax advisor about the specific methods for satisfying these requirements. A claim for exemption will not be valid if the person receiving the applicable form has actual knowledge or reason to know that the statements on the form are false.

If interest on the note is effectively connected with a United States trade or business of the beneficial owner (and if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base of that Non-U.S. Holder), the Non-U.S. Holder, although exempt from the withholding tax described above, will be subject to United States federal income tax on such interest on a net income basis in the same manner as if it were a U.S. Holder. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (unless reduced by an applicable income tax treaty) in respect of such interest. To claim the benefit of a tax treaty exemption from or reduction in withholding, or to claim exemption from withholding because the income is U.S. Trade or Business Income, a Non-U.S. Holder must provide a properly executed IRS Form W-8BEN, W-8BEN-E or W-8ECI (or such successor forms as the IRS designates), as applicable. The Non-U.S. Holder must provide the form to its withholding agent. These forms must be periodically updated. A Non-U.S. Holder who is claiming the benefits of an income tax treaty may be required in certain instances to obtain a U.S. taxpayer identification number and to provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.

Disposition of the Notes. No withholding of United States federal income tax will generally be required with respect to any gain or income realized by a Non-U.S. Holder upon the sale, exchange, redemption or other taxable disposition of a note (except to the extent such income is attributable to accrued but unpaid interest, which will be treated as interest as described above under “—United States Federal Income Taxation of Non-U.S. Holders—Payment of Interest”).

Except with respect to accrued and unpaid interest, a Non-U.S. Holder will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of a note unless the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met, or such gain or income is effectively connected with a United States trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base of the beneficial owner maintained in the United States). Accrued and unpaid interest realized on a sale, exchange or other disposition of a note generally will not be subject to United States federal income tax, provided the Non-U.S. Holder satisfies the requirements of the “portfolio interest exemption” and is not subject to United States federal income tax on interest on a net income basis, in each case as discussed under “—United States Federal Income Taxation of Non-U.S. Holders—Payment of Interest.”

Backup Withholding and Information Reporting. United States backup withholding tax will not apply to payments of interest on a note or proceeds from the sale or other disposition of a note payable to a Non-U.S. Holder if the certification described in “—United States Federal Income Taxation of Non-U.S. Holders—Payment of Interest” is duly provided by such Non-U.S. Holder or the Non-U.S. Holder otherwise establishes an exemption, provided that the payor does not have actual knowledge that the holder is a U.S. person or that the conditions of any claimed exemption are not satisfied. Certain information reporting may still apply to interest payments even if an exemption from backup withholding is established. Copies of any information returns reporting interest payments and any withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding tax rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against such Non-U.S. Holder’s United States federal income tax liability, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders should consult their own tax advisors regarding their particular circumstances and the availability of and procedure for establishing an exemption from backup withholding.

Withholding on Foreign Accounts. Legislation known as the Foreign Account Tax Compliance Act (“FATCA”) and guidance issued thereunder imposes a withholding tax at a rate of 30% on U.S.-source interest and, beginning after December 31, 2016, on sales or redemption proceeds paid to (1) “foreign financial institutions” (as defined for this purpose) unless the institution (a) is located in a jurisdiction that has entered into an intergovernmental agreement with the United States, (b) enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or (c) meets other exemptions or (2) a foreign entity that is not a financial institution, unless the entity (x) is located in a jurisdiction that has entered into an intergovernmental agreement with the United States, (y) provides the withholding agent with a certification identifying the substantial U.S. owners of the entity (as defined for this purpose) or (z) meets other exemptions. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution may under certain circumstances be eligible for a refund or credit of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Prospective investors should consult their tax advisers regarding the effects of FATCA on their investment in the notes.

CERTAIN ERISA CONSIDERATIONS

Each person considering the use of the assets of (1) a pension, profit-sharing or other employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, (2) an individual retirement account, Keogh plan or other retirement plan, account or arrangement that is subject to Section 4975 of the Code, or (3) an entity such as a collective investment fund, partnership, separate account or insurance company general accounts whose underlying assets include the assets of such plans or accounts ( we refer to (1), (2) and (3) collectively as the “Plans”), to purchase or hold the notes should consider whether an investment in the notes would be consistent with the documents and instruments governing the Plan and with its fiduciary duties, including satisfaction of applicable prudence and diversification requirements, and whether the purchase or holding of the notes would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. Each person considering the use of the assets of any other plan subject to federal, state, local or non-U.S. laws that are similar to Title I of ERISA or Section 4975 of the Code (“Similar Laws”) should consider whether the purchase or holding of the notes would violate any Similar Laws.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in certain transactions involving “Plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA, or a loss of tax-exempt status and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain plans including those that are certain governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to Similar Laws.

The purchase or holding of the notes by or on behalf of a Plan with respect to which the company, the underwriters, the trustee or any of their respective affiliates are or become a party in interest or a disqualified person may constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless the notes are purchased or held pursuant to and in accordance with an applicable exemption.

Certain prohibited transaction class exemptions, or “PTCEs,” issued by the U.S. Department of Labor may provide exemptive relief for prohibited transactions resulting from the purchase or holding of the notes. Those class exemptions include PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the notes and related lending transactions, provided that neither the entity that is the party in interest or disqualified person (i.e., the issuer, the underwriters or the trustee, as applicable) nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the notes.

Accordingly, the notes may not be purchased or held by any Plan or any entity whose underlying assets include “Plan assets” by reason of any Plan’s investment in the entity or any person investing “Plan assets” of any Plan, unless (1) such purchase or holding is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84- 14 or the service-provider exemption or (2) there is some other basis on which the purchase and holding of the notes will not constitute a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Each purchaser or holder of the notes or any interest therein, and each person making the decision to purchase or hold the notes on behalf of any such purchaser or holder, will be deemed to have represented and warranted in both its individual capacity and its representative capacity (if any), that on each day from the date on which the purchaser or holder acquires its interest in the notes to the date on which the purchaser or holder disposes of its interest in the notes, such purchaser and holder, by its purchase or holding of the notes or any interest therein, (1) is not a Plan and its purchase and holding of the notes is not made on behalf of or with “Plan assets” of any Plan, or (2) if it is a Plan or its purchase and holding of the notes is made on behalf of or with “Plan assets” of a Plan, then (A) its purchase and holding of the notes will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) none of the company, the underwriters, the trustee, nor any of their affiliates is acting as a fiduciary (within the meaning of Section 3(21) of ERISA) in connection with the purchase or holding of the notes nor have they provided any advice that has formed or may form a basis for any investment decision concerning the purchase or holding of the notes. Each purchaser and holder of the notes or any interest therein, and each person making the decision to purchase or hold the notes on behalf of any such purchaser or holder, or on behalf of any governmental plan, church plan or foreign plan, not otherwise subject to ERISA, will be deemed to have represented and warranted in both its individual capacity and its representative capacity (if any), by its purchase or holding of the notes or any interest therein, that such purchase and holding does not violate any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the notes on behalf of or with “Plan assets” of any Plan (or on behalf of or with the assets of any plan subject to Similar Law) consult with their counsel regarding the relevant provisions of ERISA, the Code and any Similar Laws and the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or any other applicable exemption or basis on which the acquisition and holding will not constitute a nonexempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or a violation of any applicable Similar Laws.

Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the notes does not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any applicable Similar Laws. The sale of any notes to any Plan (or plan subject to Similar Laws) is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans (or plans subject to Similar Laws) generally or any particular Plan (or plan subject to Similar Laws), or that such an investment is appropriate for Plans (or plans subject to Similar Laws) generally or any particular Plan (or plan subject to Similar Laws).

UNDERWRITING

We have entered into an underwriting agreement with Sandler O’Neill, as the underwriter, with respect to the notes being offered pursuant to this prospectus supplement. The underwriting agreement provides that the obligation of the underwriter to purchase the notes offered hereby is subject to certain conditions precedent and that the underwriter will purchase an aggregate of $75,000,000 in principal amount of notes, which represents all of the notes offered by this prospectus supplement, other than those covered by overallotment transactions described below, if any of these notes are purchased.

Notes sold by the underwriter to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. If all the notes are not sold at the public offering price, the underwriter may change the offering price and the other selling terms. The offering of the notes by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.

Discounts, Commissions and Expenses

The following table shows the per note and total underwriting discounts and commissions we will pay the underwriter:

Per note	1.25%
Total	$937,500

In addition, we estimate that our share of the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $300,000, which expenses are payable by us.

Indemnification

We have agreed to indemnify the underwriter, and persons who control the underwriter, against certain liabilities, including liabilities under the Securities Act and to contribute to payments the underwriter may be required to make in respect of these liabilities.

No Public Trading Market

There is currently no public trading market for the notes. In addition, we have not applied and do not intend to apply to list the notes on any securities exchange or to have the notes quoted on an automated dealer quotation system. The underwriter has advised us that it intends to make a market in the notes. However, it is not obligated to do so and may discontinue any market-making in the notes at any time in its sole discretion and without prior notice. Therefore, we cannot assure you that a liquid trading market for the notes will develop, that you will be able to sell your notes at a particular time, or that the price you receive when you sell will be favorable.

Stabilization

In connection with this offering of the notes, the underwriter may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which create a short position for the underwriter. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing, or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriter engages in stabilizing or syndicate covering transactions, it may discontinue them at any time.

Our Relationships with the Underwriter

The underwriter and its affiliates have engaged, and may in the future engage, in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Sandler O’Neill advised Rockville Financial, Inc. in connection with its merger with Legacy United, subsequent to which Rockville Financial, Inc. changed its name to United Financial Bancorp, Inc.

In addition, in the ordinary course of its business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Matters

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the notes offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying base prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. We and the underwriter require that the persons into whose possession this prospectus supplement comes inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

VALIDITY OF THE NOTES

The validity of the notes we are offering will be passed upon for us by the law firm of Hinckley, Allen & Snyder LLP, Hartford, Connecticut. Goodwin Procter LLP, Boston, Massachusetts, will pass upon certain legal matters for Sandler O’Neill.

EXPERTS

The consolidated financial statements of United Financial Bancorp, Inc., a Connecticut corporation (formerly Rockville Financial, Inc.), as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013 have been incorporated herein by reference in reliance on the report of Wolf & Company, P.C., an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing in giving said reports.

The consolidated financial statements of United Financial Bancorp, Inc., a Maryland corporation (referred to herein as Legacy United), as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013 have been incorporated herein by reference in reliance on the report of Wolf & Company, P.C., an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing in giving said reports.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.unitedfinancialinc.com. Our website is not a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

This prospectus supplement is part of a registration statement on Form S-3 (File No. 333-198466) that we filed with the SEC. This prospectus supplement and the accompanying base prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the notes we are offering. Statements in this prospectus supplement or the accompanying base prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below (File No. 001-35028 unless otherwise noted) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as amended by Amendment No.1 on Form 10-K/A filed on April 30, 2014;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014;

•	Current Reports on Form 8-K or 8-K/A filed on January 22, 2014, January 23, 2014, February 4, 2014, February 11, 2014, February 20, 2014, March 18, 2014, March 31, 2014, April 10, 2014, May 2, 2014, May 28, 2014, June 2, 2014, June 10, 2014, June 24, 2014, July 16, 2014 (one Form 8-K and one Form 8-K/A), August 6, 2014, August 11, 2014, August 29, 2014 and September 17, 2014 (other than any portions of the documents furnished and not filed); and

•	Description of our common stock contained in our Registration Statement on Form S-1 originally filed with the SEC on September 16, 2010 (File No. 333-169439), and all amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

United Financial Bancorp, Inc.

45 Glastonbury Boulevard, Suite 200

Glastonbury, Connecticut 06033

Telephone: (860) 291-3622

Attn: Executive Vice President, Investor Relations Officer

You should rely only on the information contained or incorporated by reference in this prospectus supplement and accompanying base prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus supplement or accompanying base prospectus. This prospectus supplement is dated September 18, 2014. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Stock Purchase Contracts

Stock Purchase Units

Warrants

Units

We may issue, separately or together, debt securities, preferred stock, depositary shares, common stock, stock purchase contracts, stock purchase units, warrants and units, and we or any selling security holders may offer and sell, separately or together, these securities from time to time in one or more offerings.

This prospectus describes the general terms of these securities and the general manner in which these securities may be offered. We will provide the specific terms of any securities offered in a supplement to this prospectus at the time of the offering. The prospectus supplement for each offering of securities will also describe the specific manner in which the securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We and any selling security holders may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. Our net proceeds, and the net proceeds received by any selling security holders, from the sale of these securities will also be set forth in the applicable prospectus supplement.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “UBNK.”

Investing in these securities involves certain risks. See “Risk Factors” on page 7 of this prospectus and as included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus and the accompanying prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Our principal executive offices are located at 45 Glastonbury Boulevard, Suite 200, Glastonbury, Connecticut 06033, and our telephone number at that location is (860) 291-3600.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The offered securities are not savings accounts, deposits or other obligations of any bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is August 29, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we or any selling security holders may from time to time sell any combination of the securities described in this prospectus in one or more offerings. We may offer any of the following securities: debt securities, preferred stock, depositary shares, common stock, stock purchase contracts and stock purchase units. We may also offer warrants to purchase debt securities, preferred stock, depositary shares or common stock or units consisting of one or more of the other securities described in this prospectus in any combination.

This prospectus provides you with a general description of the securities we or any selling security holders may offer. Each time we or any selling security holders sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described in this prospectus under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

The terms “United,” “we,” “our,” and “us” refer, collectively, to United Financial Bancorp, Inc., a Connecticut corporation, and its consolidated subsidiaries, including United Bank.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.unitedfinancialinc.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-35028 unless otherwise noted) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as amended by Amendment No.1 on Form 10-K/A filed on April 30, 2014;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014;

•	Current Reports on Form 8-K or 8-K/A filed on January 22, 2014, January 23, 2014, February 4, 2014, February 11, 2014, February 20, 2014, March 18, 2014, March 31, 2014, April 10, 2014, May 2, 2014, May 28, 2014, June 2, 2014, June 10, 2014, June 24, 2014, July 16, 2014 (one Form 8-K and one Form 8-K/A), August 6, 2014, August 11, 2014 and August 29, 2014 (other than any portions of the documents furnished and not filed); and

•	Description of our common stock contained in our Registration Statement on Form S-1 originally filed with the SEC on September 16, 2010 (File No. 333-169439), and all amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

United Financial Bancorp, Inc.

45 Glastonbury Boulevard, Suite 200

Glastonbury, Connecticut 06033

Telephone: (860) 291-3622

Attn: Executive Vice President, Investor Relations Officer

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934 as amended, or the Exchange Act. Any statements contained in or incorporated by reference into this prospectus and the information incorporated by reference in this prospectus that are not statements of historical fact should be considered forward-looking statements. You can identify these forward-looking statements by the use of the words like “believes,” “expects,” “anticipates,” “plans,” “may,” “will,” “would,” “intends,” “estimates” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s beliefs and assumptions, and should be read in conjunction with the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in the forward-looking statements made. There are a number of important risks and uncertainties that could cause our actual results to differ materially from those indicated by such forward-looking statements. These risks and uncertainties include, without limitation, risks that emerge from time to time that are not possible for us to predict. Forward-looking statements speak only as of the date of this prospectus (unless another date is indicated). We disclaim any obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law.

UNITED FINANCIAL BANCORP, INC.

United Financial Bancorp, Inc. is the holding company for United Bank, a full service financial services firm offering a complete line of commercial, business, and consumer banking products and services to customers throughout Central Connecticut and Western Central Massachusetts.

On April 30, 2014, Rockville Financial, Inc. completed its merger with United Financial Bancorp, Inc., a Maryland corporation which we refer to as “Legacy United,” and changed its legal name to United Financial Bancorp, Inc. In connection with this merger, Rockville Bank, the principal asset and wholly-owned subsidiary of Rockville Financial, Inc., completed its merger with Legacy United’s banking subsidiary, United Bank, and changed its name to United Bank. The merger of the two banks completed a transformational merger of equals bringing together two financially strong, well-respected institutions and creating a leading New England bank with more than 50 branches in two states and approaching $5 billion in assets.

Our common stock is listed on the NASDAQ Global Select Market under the ticker symbol “UBNK.” Our principal executive offices are located at 45 Glastonbury Boulevard, Suite 200, Glastonbury, Connecticut 06033, and our telephone number at this location is (860) 291-3600.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of (deficit) earnings to fixed charges for the periods indicated.

	Six Months Ended June 30, 2014		Years Ended December 31,
			2013	2012	2011	2010	2009
Ratio of (deficit) earnings to fixed charges (1):
Excluding interest on deposits	(1.62	)x	8.83x	11.00x	2.73x	2.79x	2.41x
Including interest on deposits	0.45	x	2.87x	3.04x	1.62x	1.86x	1.49x

(1)	For the purposes of computing this ratio, “fixed charges” means the sum of (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness and (c) an estimate of the interest within rental expenses. As of the date of this prospectus, we had no shares of preferred stock outstanding and did not pay dividends on any preferred stock for any of the periods presented.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described in any prospectus supplement and in the documents incorporated by reference herein before making an investment decision. These risks are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus, any prospectus supplement and the documents incorporated herein by reference may also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (1) our Annual Reports on Form 10-K, (2) our Quarterly Reports on Form 10-Q and (3) documents we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include:

•	refinancing, reducing or repaying debt;

•	repurchasing outstanding common stock;

•	investments in United Bank and our other subsidiaries as regulatory capital;

•	financing possible investments or acquisitions;

•	expansion of the business;

•	investments at the holding company level;

•	working capital; and

•	capital expenditures.

The prospectus supplement with respect to an offering of offered securities may identify different or additional uses for the proceeds of that offering. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We will not receive any of the proceeds from the sale of securities covered by this prospectus that are sold by any selling security holders.

DESCRIPTION OF DEBT SECURITIES

Our debt securities, consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series pursuant to, in the case of senior debt securities, a senior indenture to be entered into between us and a trustee to be named therein, and in the case of subordinated debt securities, a subordinated indenture to be entered into between us and a trustee to be named therein. The terms of our debt securities will include those set forth in the indentures and those made a part of the indentures by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act.

Because the following is only a summary of selected provisions of the indentures and the debt securities, it does not contain all information that may be important to you. This summary is not complete and is qualified in its entirety by reference to the base indentures and any supplemental indentures thereto or officer’s certificate or resolution of our board of directors related thereto. We urge you to read the indentures because the indentures, not this description, define the rights of the holders of the debt securities. We expect that the senior indenture and the subordinated indenture will be substantially in the forms included as exhibits to the registration statement of which this prospectus is a part.

General

The senior debt securities will constitute our unsecured and unsubordinated obligations and will rank pari passu with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated obligations and will be junior in right of payment to our Senior Indebtedness (including senior debt securities), as described under the heading “Certain Terms of the Subordinated Debt Securities — Subordination.”

The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

The applicable prospectus supplement will include any additional or different terms of the debt securities being offered, including the following terms:

•	the debt securities’ designation;

•	the aggregate principal amount of the debt securities;

•	the percentage of their principal amount (i.e., price) at which the debt securities will be issued;

•	the date or dates on which the debt securities will mature and the right, if any, to extend such date or dates;

•	the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

•	the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any interest payment date;

•	the right, if any, to extend the interest payment periods and the duration of that extension;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•	provisions for a sinking fund, purchase fund or other analogous fund, if any;

•	the period or periods, if any, within which, the price or prices at which, and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option or at your option;

•	the form of the debt securities;

•	any provisions for payment of additional amounts for taxes and any provision for redemption, if we must pay such additional amounts in respect of any debt security;

•	the terms and conditions, if any, upon which we may have to repay the debt securities early at your option;

•	the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•	the terms and conditions upon which conversion or exchange of the debt securities may be effected, if any, including the initial conversion or exchange price or rate and any adjustments thereto and the period or periods when a conversion or exchange may be effected;

•	whether and upon what terms the debt securities may be defeased;

•	any events of default or covenants in addition to or in lieu of those set forth in the indenture;

•	provisions for electronic issuance of debt securities or for debt securities in uncertificated form; and

•	any other terms of the debt securities, including any terms which may be required by or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium, if any.”

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. Special U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

Covenants. Unless otherwise indicated in a prospectus supplement, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•	the successor entity, if any, is a U.S. corporation (subject to certain exceptions provided for in the senior indenture);

•	the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions are met.

No Protection in the Event of a Change in Control. Unless otherwise indicated in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default. An event of default for any series of senior debt securities is defined under the senior indenture as being:

•	our default in the payment of principal or premium on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and if specified for such series, the continuance of such failure for a specified period);

•	our default in the payment of interest on any senior debt securities of such series when due and payable, if that default continues for a period of 30 days (or such other period as may be specified for such series);

•	our default in the performance of or breach of any of our other covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

•	certain events of bankruptcy or insolvency, whether or not voluntary; and

•	any other event of default provided for in such series of senior debt securities.

If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each and every such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.

If an event of default specified in the fourth bullet point above occurs with respect to us and is continuing, the entire principal amount of, and accrued interest, if any, on each series of senior debt securities then outstanding shall become immediately due and payable.

Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class (or, of all the senior debt securities, as the case may be, voting as a single class). Furthermore, prior to a declaration of acceleration and subject to various provisions in the senior indenture, the holders of at least a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.

The holders of at least a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

•	the holder gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

•	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•	during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security to receive payment of the principal of and interest on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all conditions and covenants under the senior indenture.

Satisfaction and Discharge. We can satisfy and discharge our obligations to holders of any series of debt securities if:

•	we pay or cause to be paid, as and when due and payable, the principal of and any interest on all senior debt securities of such series outstanding under the senior indenture; or

•	all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year) and we deposit in trust a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

Defeasance. Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and discharge and covenant defeasance will apply to any series of debt securities issued under the indentures.

Legal Defeasance. We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “legal defeasance”) if certain conditions are met, including the following:

•	We deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•	There is a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

•	We deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.

If we ever did accomplish legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.

Covenant Defeasance. Without any change of current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called “covenant defeasance”). In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):

•	We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•	We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, you may not be able to obtain payment of the shortfall.

Modification and Waiver. We and the trustee may amend or supplement the senior indenture or the senior debt securities without the consent of any holder:

•	to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

•	to evidence the succession of a corporation to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture;

•	to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or a prospectus supplement;

•	to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

•	to provide for or add guarantors with respect to the senior debt securities of any series;

•	to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

•	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms, purposes of issue, authentication and delivery of any series of senior debt securities;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

•	to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

•	to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding senior debt securities of all series affected by the amendment or modification (voting as one class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

•	extends the stated maturity of the principal of, or any installment of interest on, any senior debt securities of such series;

•	reduces the principal amount of, or interest on, any senior debt securities of such series;

•	changes the place or currency of payment of principal of, or interest on, any senior debt securities of such series;

•	reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

•	changes the provisions for calculating the optional redemption price, including the definitions relating thereto;

•	changes the provisions relating to the waiver of past defaults or changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment of any senior debt securities of such series on or after the due date therefor;

•	reduces the above-stated percentage of outstanding senior debt securities of such series the consent of whose holders is necessary to modify or amend or to waive certain provisions of or defaults under the senior indenture;

•	waives a default in the payment of principal of or interest on the senior debt securities;

•	adversely affects the rights of such holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of such holder; or

•	modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification.

It shall not be necessary for the consent of the holders under this section of the senior indenture to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this section of the senior indenture becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. We will mail supplemental indentures to holders upon request. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

No Personal Liability of Incorporators, Shareholders, Officers, Directors. The senior indenture provides that no recourse shall be had under or upon any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, shareholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Concerning the Trustee. The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The senior indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

We may have normal banking relationships with the senior trustee in the ordinary course of business.

Unclaimed Funds. All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such principal, premium or interest became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law. The senior indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination, or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities. Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all our Senior Indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our Senior Indebtedness, we may not make any payment of principal of, or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our Senior Indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “Senior Indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for money borrowed;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

•	all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•	all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute Senior Indebtedness for purposes of the subordinated debt indenture.

DESCRIPTION OF PREFERRED STOCK

The following summary contains a description of the general terms and provisions of the preferred stock that we may issue. Other terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to our restated certificate of incorporation, as amended, and amended and restated by-laws, and the certificate of amendment which will be filed with the SEC in connection with the offering of a particular series of preferred stock.

General

Under our restated certificate of incorporation, we have authority to issue 2,000,000 shares of preferred stock, no par value per share. As of the date of this prospectus, no shares of preferred stock were issued or outstanding.

Pursuant to our restated certificate of incorporation, we are authorized to issue “blank check” preferred stock, which may be issued from time to time in one or more series upon authorization by our board of directors. Our board of directors, without further approval of the shareholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, among other things, adversely affect the voting power of the holders of our common stock and, under certain circumstances, make it more difficult for a third party to gain control of us, discourage bids for our common stock at a premium or otherwise adversely affect the market price of the common stock.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•	the dividend rate, or method of calculation, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

•	any conversion provisions;

•	whether we have elected to offer depositary shares as described under “Description of Depositary Shares;” and

•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of preferred stock.

Rank

Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up our affairs, rank:

•	senior to all classes or series of our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up our affairs;

•	on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and

•	junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.

Dividends

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share set forth in the applicable prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

Upon liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Redemption

If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:

•	if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for the past and current dividend period; or

•	if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the current dividend period.

In addition, we will not acquire any preferred stock of a series unless:

•	if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

•	if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

However, at any time we may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

Unless otherwise specified in the prospectus supplement, we will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:

•	the redemption date;

•	the number of shares and series of preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on such redemption date;

•	the date on which the holder’s conversion rights, if any, as to such shares shall terminate; and

•	the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares so called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Voting Rights

Holders of preferred stock will not have any voting rights, except as described in the next paragraph, as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.

Unless otherwise provided for any series of preferred stock, so long as any preferred stock of a series remains outstanding, we will not, without the affirmative vote or consent of the holders of a majority of the preferred stock of such series outstanding at the time, given in person or by proxy, either in writing or at a meeting with each of such series voting separately as a class:

•	authorize, or create, or increase the authorized or issued amount of, any class or series of shares of capital stock ranking senior to such series of preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any of our authorized shares of capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

•	amend, alter or repeal the provisions of our restated certificate of incorporation or the amendment to our certificate of incorporation designating the terms for such series of preferred stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such series of preferred stock or the holders thereof.

Notwithstanding the preceding bullet point, if the preferred stock remains outstanding with the terms thereof materially unchanged, the occurrence of any of the events described above shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of preferred stock, even if upon the occurrence of such an event we may not be the surviving entity. In addition, any increase in the amount of (1) authorized preferred stock or the creation or issuance of any other series of preferred stock, or (2) authorized shares of such series or any other series of preferred stock, in each case ranking on parity with or junior to the preferred stock of such series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, we have redeemed or called for redemption all outstanding shares of such series of preferred stock and, if called for redemption, have deposited sufficient funds in trust to effect such redemption.

Conversion Rights

The terms and conditions, if any, upon which any series of preferred stock is convertible into common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

Transfer Agent and Registrar

The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a depositary agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the depositary agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the forms of the depositary agreement, our restated certificate of incorporation and the certificate of amendment for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the preferred stock.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Conversion and Exchange

Depositary shares will not themselves be convertible into common stock or any other securities or property of United. However, if the underlying preferred stock is convertible, holders of depositary shares may surrender them to the depositary with written instructions to convert the preferred stock represented by their depositary shares into whole shares of common stock, other shares of our preferred stock or other securities, as applicable. Upon receipt of these instructions and any amounts payable in connection with a conversion, we will convert the preferred stock using the same procedures as those provided for delivery of preferred stock. If a holder of depositary shares converts only part of its depositary shares, the depositary will issue a new depositary receipt for any depositary shares not converted. We will not issue fractional shares of common stock upon conversion. The terms and conditions for the treatment of fractional shares of common stock upon conversion will be set forth in the applicable prospectus supplement relating thereto.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of United, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges as are expressly provided in the depositary agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of at least a majority of the outstanding depositary shares. The depositary agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF COMMON STOCK

General

The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. You can access complete information by referring to our restated certificate of incorporation and bylaws.

Under our restated certificate of incorporation, we have authority to issue 60,000,000 shares of common stock, no par value per share. As of July 31, 2014, 52,819,537 shares of common stock were issued and outstanding. All shares of common stock will, when issued, be duly authorized, fully paid and nonassessable. Thus, the full price for the outstanding shares of common stock will have been paid at issuance and any holder of our common stock will not be later required to pay us any additional money for such common stock.

Dividends

Subject to preferential rights of any other class or series of stock, the holders of shares of our common stock are entitled to receive dividends, including dividends of our stock, as and when declared by our board of directors, subject to any limitations applicable by law and to the rights of the holders, if any, of our preferred stock. In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of common stock will receive dividends pro rata out of assets that we can legally use to pay distributions, subject to any rights that are granted to the holders of any class or series of preferred stock.

Voting Rights

The holders of common stock have one vote per share. There is no cumulative voting in the election of our directors, which means that, subject to any rights to elect directors that are granted to the holders of any class or series of preferred stock, a plurality of the votes cast at a meeting of shareholders at which a quorum is present is sufficient to elect a director.

Our restated certificate of incorporation provides that no person will directly or indirectly offer to acquire or acquire the beneficial ownership of 10% or more of any class of any equity security of United without the prior approval of two-thirds of the board of directors and the prior written approval of the Connecticut Banking Commissioner. In the event shares are acquired without obtaining such prior approvals, all shares beneficially owned by any person in excess of the 10% threshold will be considered “excess shares” and will not be counted as shares entitled to vote, will not be voted by any person or counted as voting shares in connection with any matter submitted to the shareholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the shareholders.

Other Rights

Subject to the preferential rights of any other class or series of stock, all shares of common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Connecticut law. Furthermore, holders of common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.

Transfer Agent and Registrar

The transfer agent for our common stock is Registrar and Transfer Company.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of one or more stock purchase contracts and beneficial interests in debt securities or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the stock purchase contracts.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including without limitation by pledging their interest in another stock purchase contract.

The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of the equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and, the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•	the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units consisting of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units; and

•	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

FORMS OF SECURITIES

Each debt security, depositary share, stock purchase contract, stock purchase unit, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, stock purchase contracts, stock purchase units, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered debt securities, depositary shares, stock purchase contracts, stock purchase units, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, depositary agreement, stock purchase contract, warrant agreement, stock purchase unit agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, depositary agreement, stock purchase contract, stock purchase unit agreement, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, depositary agreement, stock purchase contract, stock purchase unit agreement, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, depositary agreement, stock purchase contract, stock purchase unit agreement, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, warrants, purchase agreements, stock purchase units or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of United, the trustees, any warrant agent, unit agent or any other agent of United, agent of the trustee or agent of such warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based on directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

SELLING SECURITY HOLDERS

The securities covered by this prospectus include securities that may be offered or sold by holders other than us. In such a case, we will provide you with a prospectus supplement disclosing the selling security holders, the nature of any relationship such holders have had with us or any of our affiliates during the three years preceding such offering, the amount of securities of the class owned by such holder before and after the offering, the amount of securities to be registered and sold and any other terms of the securities being sold by each selling security holder. A selling security holder may resell all, a portion or none of such holder’s securities at any time and from time to time in an offering covered by this prospectus and the accompanying prospectus supplement. Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay all expenses incurred with respect to the registration of the securities owned by the selling security holders, other than underwriting fees, discounts or commissions, which will be borne by the selling security holders.

PLAN OF DISTRIBUTION

We and any selling security holders may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We or any selling security holder may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we or any selling security holder must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us or any selling security holder in the ordinary course of business. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we and, if applicable, any selling security holder will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the material terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer manager to manage a subscription rights offering.

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement to this prospectus.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us and by any selling security holder against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us or any selling security holder in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain of the underwriters and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for, us and/or the selling security holders or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Underwriters are not required to engage in these activities and may end any of these activities at any time.

Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on the NASDAQ Global Select Market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

Any selling security holders may also resell all or a portion of their securities in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of that rule, Section 4(1) of the Securities Act or other applicable exemptions, regardless of whether the securities are covered by the registration statement of which this prospectus forms a part.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Hinckley, Allen & Snyder LLP, Hartford, Connecticut.

EXPERTS

The consolidated financial statements of United Financial Bancorp, Inc., a Connecticut corporation (formerly Rockville Financial, Inc.), as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013 have been incorporated by reference in this prospectus and in the registration statement of which this prospectus is a part in reliance on the report of Wolf & Company, P.C., an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing in giving said reports.

The consolidated financial statements of United Financial Bancorp, Inc., a Maryland corporation (referred to herein as Legacy United), as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013 have been incorporated by reference in this prospectus and in the registration statement of which this prospectus is a part in reliance on the report of Wolf & Company, P.C., an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing in giving said reports.

$75,000,000

5.75% Subordinated Notes due October 1, 2024

PROSPECTUS SUPPLEMENT

(To the Prospectus dated August 29, 2014)

SANDLER O’NEILL + PARTNERS, L.P.

September 18, 2014